EX-16

Securities and Exchange Commission
Washington, D.C. 20549

Re: Capco Energy, Inc. (File No. 0-10157)

We have read Capco Energy, Inc.'s statements included under Item 4 in the attached Form 8-K dated October 20, 2000 and we agree with such statements.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP


Anaheim, Ca.